EXHIBIT C

                              CERTIFICATE OF MERGER
                                       OF
                                STRADEVERI, INC.
                                  WITH AND INTO
                             HINDSIGHT RECORDS, INC.



                          [to be provided by Jehu Hand]





                                      C-1
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                                    EXHIBIT D

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of December 30, 2004, by and between HINDSIGHT RECORDS, INC., (the "Company"), and the PURCHASER listed on Schedule I attached to the Convertible Debenture Purchase Agreement dated the date hereof (the "Secured Party").

     WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Convertible Debenture Purchase Agreement dated the date hereof, and the Secured Party shall purchase One Million Dollars ($1,000,0000) of five percent (5%) secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $100 (the "Common Stock") (as converted, the "Conversion Shares"), for a total purchase price of One Million Dollars ($1,000,0000).

     WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Convertible Debenture Purchase Agreement, the Convertible Debentures and the Escrow Agreement (collectively referred to as the "Transaction Documents"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit "A" hereto (collectively referred to as the "Pledged Property") until the satisfaction of the Obligations, as defined herein below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS

     Section 1.1. Recitals.

     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

     Section 1.2. Interpretations.

     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

     Section 1.3. Obligations Secured.

     The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Convertible Debenture Purchase Agreement and the Convertible Debentures, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the "Obligations").

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                                   ARTICLE 2.

                PLEDGED COLLATERAL, ADMINISTRATION OF COLLATERAL
                      AND TERMINATION OF SECURITY INTEREST

     Section 2.1. Pledged Property.

          (a) Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in Exhibit "A" attached hereto (collectively, the "Pledged Property"):

     The Pledged Property, as set forth in Exhibit "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "Pledged Collateral."

          (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

     Section 2.2. Rights; Interests; Etc.

          (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

               (i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

               (ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

          (b) Upon the  occurrence  and  during the  continuance  of an Event of
Default:

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
               (i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

               (ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of
Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

               (iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

          (c) Each of the following events shall constitute a default under this Agreement (each an "Event of Default"):

               (i) any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

               (ii) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

               (iii) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code;
(4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

               (iv) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

                                   ARTICLE 3.

                          ATTORNEY-IN-FACT; PERFORMANCE

     Section 3.1. Secured Party Appointed Attorney-In-Fact.

     Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

     Section 3.2. Secured Party May Perform.

     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Authorization; Enforceability.

     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

     Section 4.2. Ownership of Pledged Property.

     The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance, other than as previously disclosed in the Reports and already exists, except for the security interest created by this Agreement.

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                                   ARTICLE 5.

                    DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

     Section 5.1. Default and Remedies.

          (a) If an Event of Default described in Section 2.2(c)(i) and (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

          (b) Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

     Section 5.2. Method of Realizing Upon the Pledged Property: Other Remedies.

     Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

          (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days' prior written notice of the time and place or of the time after which a private sale may be made (the "Sale Notice")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

          (b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

               (i) to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

               (ii) to the payment of the Obligations then due and unpaid.

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
               (iii) the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

          (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

               (i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

               (ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

     Section 5.3. Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (i) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

               (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

     Section 5.4. Duties Regarding Pledged Collateral.

     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.

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                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

     Section 6.1. Existence, Properties, Etc.

          (a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority (i) to carry on the Company's business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company's assets, business, operations, properties or condition, financial or otherwise; (b) the Company's to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

     Section 6.2. Financial Statements and Reports.

     The Company shall furnish to the Secured Party such financial data as the Secured Party may reasonably request. Without limiting the foregoing, the Company shall furnish to the Secured Party (or cause to be furnished to the Secured Party) the following:

          (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the balance sheet of the Company as of the close of such fiscal year, the statement of earnings and retained earnings of the Company as of the close of such fiscal year, and statement of cash flows for the Company for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct and accompanied by a certificate of the chief executive and chief financial officers of the Company, stating that the Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Company proposes to take in connection therewith;

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          (b)  within  thirty  (30) days of the end of each  calendar  month,  a balance sheet of the Company as of the close of such month, and statement of earnings and retained earnings of the Company as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct; and

          (c) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to the Company by independent accountants in connection with each annual examination of the Company.

         Section 6.3.      Accounts and Reports.

     The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

          (a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $15,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $15,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

          (b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments.

     Section 6.4. Maintenance of Books and Records; Inspection.


     The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

     Section 6.5. Maintenance and Insurance.

          (a) The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

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          (b) The Company shall maintain or cause to be  maintained,  at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company's business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

     Section 6.6. Contracts and Other Collateral.

     The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

     Section 6.7. Defense of Collateral, Etc.

     The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property , those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

     Section 6.8. Payment of Debts, Taxes, Etc.

     The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

     Section 6.9. Taxes and Assessments; Tax Indemnity.

     The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

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     Section 6.10. Compliance with Law and Other Agreements.


     The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

     Section 6.11. Notice of Default.


     The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

     Section 6.12. Notice of Litigation.


     The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

     Section 7.1. Indebtedness.

     Except for the SEDA transaction and the Commander Fund Transactions, the Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing, except as already exists.

     Section 7.2. Liens and Encumbrances.

     The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company's capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company's capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing, except as already exists.

     Section   7.3.    Certificate   of   Incorporation,    By-Laws,    Mergers,
Consolidations, Acquisitions and Sales.

     Except  for the  SEDA  transaction  and the  Commander  Fund  Transactions, without the prior express written consent of the Secured Party, the Company shall not: (a) Amend its Certificate of Incorporation or By-Laws; (b) issue or sell its stock, stock options, bonds, notes or other corporate securities or obligations, except as set forth in the Convertible Debenture Purchase Agreement, (c) be a party to any merger, consolidation or corporate reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (f) create any subsidiaries nor convey any of its assets to any subsidiary.

     Section 7.4. Management, Ownership.

     The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party. The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

     Section 7.5. Dividends, Etc.

     The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

     Section 7.6. Guaranties; Loans.

     The Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Property identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business. The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

     Section 7.7. Debt.

     Except for the SEDA transaction and the Commander Fund Transactions, the Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business), except as set forth in the Convertible Debenture Purchase Agreement.

     Section 7.8. Conduct of Business.

     The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

     Section 7.9. Places of Business.

     The location of the Company's chief place of business is Massena, New York. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     Section 8.1. Notices.

     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

           If to the Secured Party:          Highgate House, LLC
                                             8400 Normandale Lake Blvd.
                                             Minneapolis, Minnesota
                                             Telephone:
                                             Facsimile:

           With a copy to:                   Gottbetter & Partners, LLP
                                             488 Madison Ave.
                                             New York, New York 10022
                                             Attention: Adam S. Gottbetter, Esq.
                                             Telephone: (212) 400-6900
                                             Facsimile: (212) 400-6901

           And if to the Company:            Hindsight Records, Inc.
                                             63 Trade Road
                                             Massena, NY  13662
                                             Telephone: (315) 769-6616
                                             Facsimile: (315) 764-9412

     Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

     Section 8.2. Severability.

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 8.3. Expenses.

     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     Section 8.4. Waivers, Amendments, Etc.

     The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

     Section 8.5. Continuing Security Interest.

     This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations or full conversion of the Convertible Debentures; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

     Section 8.6. Independent Representation.

     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

     Section 8.7. Applicable Law: Jurisdiction.

     The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Secured Party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

     Section 8.8. Waiver of Jury Trial.

     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

     Section 8.9. Entire Agreement.

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                COMPANY:
                                HINDSIGHT RECORDS, INC.

                                By:   Cynthia Cassell
                                      ---------------
                                Name: Cynthia Cassell
                                Title:President


                                SECURED PARTY:
                                HIGHGATE HOUSE, LLC

                                By:    HH Advisors, LLC, its managing
                                       member
                                       By: Spencer Investment Group, Inc.,
                                           its managing member

                                By:    Adam S. Gottbetter
                                       ------------------
                                Name:  Adam S. Gottbetter
                                Title: President

                                    EXHIBIT A
                         DEFINITION OF PLEDGED PROPERTY


     For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:


          (a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

          (b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

          (c) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

          (d) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;

          (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as "Accounts"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

          (f) to the extent assignable, all of the Company's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

          (g)  all  products  and  proceeds   (including,   without  limitation,
insurance proceeds) from the above-described Pledged Property.

                                    EXHIBIT E

                                ESCROW AGREEMENT


ESCROW AGREEMENT (this "Agreement"), dated as of December 30, 2004, by and among Hindsight Records, Inc., a California corporation with its principal place of business at 63 Trade Road, Massena, New York 13662 (the "Company"); Gottbetter & Partners, LLP, or its successors or assigns, with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"); and Highgate House, LLC, 8400 Normandale Lake Blvd., Suite 920, Minneapolis, Minnesota (the "Purchaser").

                                    Recitals

          A. Simultaneously with the execution of this Agreement, the Purchaser and the Company entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Company has agreed to issue and sell and the Purchaser has agreed to purchase certain Debentures (the "Debentures").

          B. The Escrow Agent will issue the Debentures to the Purchaser on the Closing Date (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

          C. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Debentures.

          D. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     NOW, THEREFORE, IT IS AGREED:

     1. Procedure for Escrow. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement, which are incorporated herein by reference as if set forth fully herein.

     2. Terms of Escrow. The terms of the escrow shall be governed by Article 4 of the Purchase Agreement and Sections 2, 3, 4 and 5 of the Debentures, all of which are incorporated herein by reference as if set forth fully herein.

     3. Duties and Obligations of the Escrow Agent.

               (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder.

               (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel.

               (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchaser and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchaser and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Purchaser and the Company and agreed to in writing by the Escrow Agent.

               (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) until the Escrow Agent is directed otherwise in writing jointly by the Purchaser and the Company or by a final judgment of a court of competent jurisdiction.

               (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

               (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

               (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Debentures (to the extent delivered to the Escrow Agent pursuant hereto, the
"Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchaser and the Company. If no such escrow agent is selected within ten (10) days after the Escrow Agent gives notice to the Purchaser and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchaser shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses.

               (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchaser or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the State of New York or of the United States located in the county and State of New York, deposit the Consideration with such court.

               (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder.

               (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

               (k) The Escrow Agent agrees to perform its obligations hereunder in accordance with the provisions of Sections 1 and 2 hereof.

     4. Indemnification.

               (a) The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

               (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

               (c) The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes (other than taxes related to the fee of the Escrow Agent) liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Debentures, including, but not limited to, all reasonable legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder.

               (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the reasonable legal fees of the prevailing party or parties and the reasonable legal fees, if any, of the Escrow Agent.

     5. Miscellaneous.

               (a) Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or via courier or sent to the party by facsimile upon electronic confirmation and receipt (promptly followed by a hard-copy delivered in accordance with this Section 5(a)) or three days after being mailed by registered or certified mail (return receipt requested), or if sent by nationally recognized overnight courier, one day after being mailed, in each case with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:


  (i)      If to the Company:       Hindsight Records, Inc.
                                    63 Trade Road
                                    Massena, New York  13662
                                    Tel: (315) 769-6616
                                    Fax:  (315) 764-9412

  (ii)     If to the Purchaser:     See Schedule 1 to the Purchase Agreement.

           With copies to            Gottbetter & Partners, LLP
                                     488 Madison Avenue
                                     New York, New York 10022
                                     Attn:  Adam S. Gottbetter, Esq.
                                     Tel:  (212) 400-6900
                                     Fax:  (212) 400-6901

  (iii)    If to the Escrow Agent:   Gottbetter & Partners, LLP
                                     488 Madison Avenue
                                     New York, New York 10022
                                     Attn: Adam S. Gottbetter, Esq.
                                     Tel: (212) 400-6900
                                     Fax: (212) 400-6901

               (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

               (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

               (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

               (e) Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

               (f) This Agreement and the other agreements and documents referenced herein contain the entire agreement among the parties hereto with respect to the transactions described herein and supercedes all prior agreements with respect thereto, whether written or oral.

     6. Termination of Escrow. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until the earlier to occur of (i) the Post-Closing Date, and (ii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company pursuant to the Purchase Agreement and the other Transaction Documents.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.


Escrow Agent:                                      The Company:

Gottbetter & Partners, LLP                         Hindsight Records, Inc.


By:/s/Adam Gottbetter                              By:/s/ Cynthia Cassell
  ---------------------------------                   ------------------------
   Adam Gottbetter, Managing Partner                  Cynthia Cassell, President

Purchaser:

HIGHGATE HOUSE, LLC

By: HH Advisors, LLC, its managing
    member

By: Spencer Investment Group, Inc., its
    managing member

               By: /S/Adam S. Gottbetter
                   ------------------
               Name:  Adam S. Gottbetter
               Title: President

                                    EXHIBIT F


December 30, 2004

To the Purchaser Listed in Schedule 1 to the "Purchase Agreement"

     Re: Hindsight Records, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Hindsight Records, Inc., a California corporation (the "Company"), in connection with the Convertible Debenture Purchase Agreement, dated as of December 30, 2004, between you and the Company (the "Purchase Agreement"), and the transactions contemplated thereby. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

     In addition to the Transaction Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company's certificate of incorporation and by-laws, each as in effect on the date hereof (the "Certificate of Incorporation" and the "By-Laws," respectively). We have also relied on the certificates furnished by officers of the Company as of the date hereof. We have, without independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

     We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and the Purchaser contained in the Purchase Agreement and on certificates of governmental officials. In all such examinations, we have assumed: (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

     (a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate reasonably be expected to have a material adverse effect on its business or financial condition (a "Material Adverse Effect").

     (b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and to otherwise carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

     (c) The Company has duly authorized and reserved for issuance such number of shares of its common stock, $100.00 par value per share (the "Common Stock"), as are issuable upon conversion of the Debentures (the "Underlying Shares"), assuming conversion of the Debentures in full on the date hereof. The Underlying Shares, when issued pursuant to the terms of the Debentures and the Purchase Agreement will be validly issued, fully paid and non-assessable.

     (d) No shares of the Common Stock are entitled to statutory preemptive or similar contractual rights known to such counsel. To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

     (e) To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the absence of which could reasonably be expected to have a Material Adverse Effect.

     (f) The execution and delivery of the Transaction Documents by the Company and its performance of and compliance with the terms of the Transaction Documents, including, without limitation, the issuance of the Debentures do not, and its issuance of the Underlying Shares will not, violate any provision of the Articles of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation, which could reasonably be expected to have a Material Adverse Effect. To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Debentures have not resulted, and will not result, nor will the issuance of the Underlying Shares result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary known to us which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

     The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

     (a) We have assumed that the Purchaser subscribing to the Transaction Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Transaction Documents. Furthermore, we have assumed the due authorization by the Purchaser of all requisite action and the due execution and delivery of the Transaction Documents, and that the Transaction Documents are the valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

     (b) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

     (c) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

     (d) Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Transaction Documents, to the extent required by such laws and judicial decisions, in good faith and in circumstances and a manner which are commercially reasonable.

     (e) Requirements set forth in any of the Transaction Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

     (f) We express no opinion as to the enforceability of any remedies provided for under any of the Transaction Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

     (g) Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of Hand & Hand who have had substantive involvement in the representation of the Company in connection with this transaction. We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

                  (h) Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

                  (i) We note that we are members of the bar of the State of California. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of California, the California Corporation Law, the securities laws of the state of Minnesota or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to California.

                  (j) In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the qualification of the Company and its Subsidiaries to do business, we have relied solely upon the good standing certificates attached to this letter.

         This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                                     Very truly yours,



                                        Hand & Hand, a professional corporation
                                        Counsel to Hindsight Records, Inc.

                                    EXHIBIT G

                             RULE 504 LEGAL OPINION

                                December 30, 2004

Highgate House, LLC
8400 Normandale Lake Blvd.
Suite 920
Minneapolis, Minnesota 55437

          Re: Supporting Legal Opinion for Request to Issue Free Trading Securities Pursuant to Rule 504 for Hindsight Records, Inc.

Dear Sirs:

     The undersigned has been retained as special securities and acquisition counsel to Michelex Corporation, a Utah corporation, ("MLXOV") and Hindsight Records, a California corporation ("PRCO"). We can advise you that prior to the transactions referred to herein, PRCO was not affiliated with MLXOV.


     The subject of this letter are securities to be issued by PRCO on or about December 30, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated December 30, 2004 between PRCO and the Investor (as defined below), to wit, the PRCO 5% Secured Convertible Debenture in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures"), together with the underlying shares of the PRCO common stock, par value $100.00 (the "PRCO Common Stock"), into which the PRCO Debentures are convertible, from time to time (the "PRCO Underlying Shares"). The PRCO Debentures, the PRCO Common Stock and the PRCO Underlying Shares may be referred to collectively herein as the "PRCO Securities."

     The PRCO Debentures are to be issued to the accredited investor listed on Exhibit A to this opinion, an accredited Minnesota resident or domiciliary (the "Investor"). Under and pursuant to the terms of the PRCO Debentures and the Purchase Agreement, the Investor may elect to convert all or some of the PRCO Debentures into the PRCO Common Stock.

     Following the issuance of the PRCO Debentures on or about December 30, 2004, Stradaveri, Inc., a California corporation ("Acquisition"), a wholly owned subsidiary of MLXOV, will be merged with and into PRCO (the "Merger") pursuant to the Agreement and Plan of Merger dated as of December 30, 2004 by and among MLXOV, Acquisition and PRCO (the "Merger Agreement"). Pursuant to the Merger, the PRCO Debentures shall be convertible into shares of MLXOV's common stock (the "MLXOV Common Stock"), par value $.001 per share (the "MLXOV Underlying Shares"). The MLXOV Underlying Shares will be issued by MLXOV to the Investor or its assigns to satisfy MLXOV's obligations upon conversion of the Debentures by the Investor or its assigns in accordance with the terms of the Purchase Agreement and the Debentures. This opinion addresses the validity of the issuance of the MLXOV Underlying Shares and the delivery of the MLXOV Underlying Shares to the Investor or its assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and PRCO Debentures. The PRCO Debentures and the MLXOV Underlying Shares, are referred to collectively herein as the "MLXOV Securities."

     You have requested that we provide you with separate legal opinions (i) covering the issuance of the MLXOV Underlying Shares to the effect that the PRCO Debentures and the PRCO Common Stock, and the MLXOV Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and
(ii) covering the issuance of MLXOV Common Stock as MLXOV Underlying Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the PRCO Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investor or its assigns upon the receipt by MLXOV of any notices of conversion issued by the Investor or its assigns pursuant to the terms of the Purchase Agreement and the PRCO Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of MLXOV Securities and the delivery of the same to the Investor or its assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the PRCO Debentures.

     A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the PRCO Securities and the MLXOV Securities free of any restrictive legend.

          1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised; Chapter 80A of the Minnesota Statutes, 1986 (the "Minnesota Act"); and the Regulations contained therein (the "Minnesota Regulations") which are collectively referred to herein as the "Minnesota Statutes", as they apply to the proposed issuance of the PRCO Securities and the MLXOV Securities.

          2. Our review and analysis of a resolution of the Board of Directors of PRCO dated December 30, 2004.

          3. Our review and analysis of a resolution of the Board of Directors of MLXOV dated December 30, 2004.

          4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into PRCO, pursuant to which PRCO will survive as a wholly-owned subsidiary of MLXOV , which review was taken in connection with our analysis of
Section 3(a)(9) of the Securities Act.

          5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of PRCO and the Investor that:

               (a) the PRCO Securities are to be purchased by the Investor from PRCO on or about December 30, 2004;

               (b) at the time the PRCO Securities were purchased, and within the contemplation of Regulation D of the Securities Act,

                    (i) PRCO was not a "reporting company";

                    (ii) PRCO was not an "investment company";

                    (iii) PRCO was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

                    (iv) PRCO had not utilized Rule 504 within the last twelve calendar months;

                    (v) the dollar amount of the offering of the PRCO Securities (including the PRCO Securities) would not exceed $1,000,000.00; and

                    (vi) the Investor of the PRCO Securities qualifies as an "accredited investor", the Investor was a bona fide residents of the State of Minnesota, and was not, prior to, nor would be subsequent to, the Merger, an "affiliate" of PRCO, Acquisition or MLXOV.

     B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

          1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale;1 or

          2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

     Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

     C. Application of Minnesota Statutes. The PRCO Securities are to be purchased by a resident of Minnesota (i.e., the Investor), who is an accredited investor. Section 80A.15.2(g) of the Minnesota Act and Administrative Rule 2875.0170 specifically exempts from the securities registration requirements of
Section 80A.08 of the Minnesota Act, offers and sales made to not more than 10 persons in Minnesota in any twelve month period by the same issuer, under any exception under Section 3(b) of the Securities Act. Rule 504 of Regulation D is promulgated under Section 3(b) of the Securities Act. Still further, Section
80A.15.2(g) and Administrative Rule 2875.0170 specifically permits general solicitation and advertising if the securities are sold under an exemption under
Section 3(b) of the Securities Act.

1 For sales to occur in a state without such a state law, the transactions must be registered in a state with such a law and the disclosure document filed in that state must be delivered to all purchasers before sale in both states.

     Since the PRCO Debentures and the Common Stock issuable upon conversion thereof under the exemption provided by Section 3(a)(9) of the Securities Act will be sold to an accredited investor pursuant to Rule 504, the PRCO Common Stock may be freely traded if it is issued "[e]xclusively according to [a] state law exemption[] from registration [i.e., the Minnesota Statutes consisting of
Section 80A.15.2(g) and Administrative Rule 2875.0170 that permit[s] general solicitation and general advertising so long as sales are made only to `accredited investors'". Therefore, the PRCO Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the PRCO Underlying Shares under the Purchase Agreement and the MLXOV Underlying Shares under the Merger Agreement and the Purchase Agreement.

     D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into PRCO, the PRCO Securities were issued by PRCO to the Investor. Pursuant to the Merger, MLXOV will issue MLXOV Underlying Shares to replace the PRCO Underlying Shares into which the PRCO Debentures may be converted and delivered to the Investor or its assigns pursuant to the terms of the Purchase Agreement and PRCO Debentures. By virtue of operation of law and the Merger Agreement, MLXOV will assume and be responsible for all PRCO obligations, including those of PRCO under and with respect to the PRCO Securities.

     Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks,2 Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

     There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 [1979-1980 Transfer Binder] Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).

     At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:


2 Hicks, Exempted Transactions Under the Securities Act of 1933, West Group, 1999, Volume 7. See generally, Section 2.04[1], beginning at page 2-35.

          1.  Pacwest  should be deemed the issuer of the  conversion  privilege
that  the  debenture   holders  of  First  State  possessed  by  reason  of  the
supplemental indenture; and

          2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

     The  SEC  staff   rejected  both   arguments  and  found  Section   3(a)(9)
inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

     According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

     Since MLXOV will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the PRCO Debentures, the issuance of the MLXOV Common Stock upon conversion of the PRCO Debentures will constitute an exempt exchange.

     Therefore, the subject transaction would be exempt from registration, and the MLXOV Securities, including the issuance of the MLXOV Underlying Shares and the delivery of such shares to the Investor or its assigns upon conversion of the PRCO Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

     E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the PRCO Securities and the MLXOV Securities, including the MLXOV Underlying Shares:

          1. Assuming that the sale of the PRCO Securities (and the MLXOV Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Minnesota Statutes. Consequently, when issued, the MLXOV Securities may be issued without a restrictive legend, may be delivered to the Investor or its assigns in accordance with the Purchase Agreement and the PRCO Debentures, and may be freely traded except by affiliates of either company.

          2. Assuming that the sale of the PRCO Securities (and the MLXOV Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the MLXOV Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the MLXOV Underlying Shares pursuant to the Merger Agreement and the Purchase Agreement and the delivery of any such shares to the Investor or its assigns pursuant to the Purchase Agreement and the PRCO Debentures.

          3. Accordingly, pursuant to Rule 504, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act, you may issue the PRCO Securities and, subsequently, the MLXOV Securities, without a restrictive legend, and the PRCO Securities and the MLXOV Securities are, and will be, available for immediate resale by non-affiliates of PRCO and MLXOV.

          4. Finally, that PRCO and MLXOV, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the MLXOV Underlying Shares in accordance with the Merger Agreement. Further, that the MLXOV Underlying Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

     Our above opinions are subject to the following qualifications:

          1. Members of our firm are qualified to practice law in the State of California and we express no opinion as to the laws of any jurisdictions except for those of California, the securities laws of Minnesota referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Minnesota securities laws referred to herein) other than the laws of California, the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of California.

          2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.`

     This opinion is furnished by us as special securities and acquisition counsel to PRCO and may only be relied upon by you and Acquisition and in connection with the issue of MLXOV Underlying Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue shares of MLXOV Underlying Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

     Please have all stock certificates issued in the name of the Investor shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.

Very truly yours,

Hand & Hand
a professional corporation

                                    EXHIBIT H


                             Hindsight Records, Inc.

                              OFFICER'S CERTIFICATE


     I, Cynthia Cassell, being the President of Hindsight Records, Inc., a California corporation (the "Company"), pursuant to Section 2.2(a)(iv) of that certain Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of December 30, 2004, by and between the Company and Highgate House, LLC, do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents, as such term is defined in the Purchase Agreement and to enter into the transactions contemplated thereby.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of December, 2004.

                                         Hindsight Records, Inc.


                                         By: /S/ Cynthia Cassell, President
                                            -----------------------------
                                            Cynthia Cassell, President

                                    EXHIBIT I

                              OFFICER'S CERTIFICATE

     The undersigned hereby certifies that he is the President, and Chief Executive Officer and Secretary of Hindsight Records, Inc., a California corporation (the "Company") and that, as such, he is duly authorized to execute and deliver this Certificate, pursuant to Section 2.3(b)(ii)(B) of that certain Convertible Debenture Purchase Agreement, dated as of December 30, 2004, by and between the Company and Highgate House, LLC, on behalf of the Company and he hereby further certifies as follows:

          1. Attached hereto as Exhibit A is a true, correct and complete copy of the Company's Articles Certificate of Incorporation, as amended to the date hereof.

          2. Attached hereto as Exhibit B is a true, correct and complete copy of the Company's By-Laws, as amended to the date hereof.

          3. Attached hereto as Exhibit C is a true, correct and complete copy of a Certificate of Good Standing from the Secretary of State of the State of California.

          4. The  representations  and  warranties  of the Company  contained in
Article 3 of that certain Convertible Debenture Purchase Agreement between the Company and the purchaser listed on Schedule 1 thereto, dated December 30, 2004, are true and correct in all material respects on the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company this 30th day of December, 2004. This Officer's Certificate was executed immediately prior to the filing of the Certificate of Merger filed with the Secretary of State of the State of California pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 30, 2004, by and among Michelex Corporation, Stradaveri, Inc. and the Company.



                           /S/ Cynthia Cassell
                           -------------------
                           Cynthia Cassell
                           President, and Chief Executive Officer and Secretary

                                    Exhibit A

                Certificate of Incorporation, as amended to date

                                    Exhibit B

                                     By-Laws

                                     BYLAWS
                                       OF
                            Hindsight Records, Inc.,
                            a California corporation

                                    Exhibit C

                  California Certificate of Good Standing

                                    EXHIBIT J

                             Hindsight Records, Inc.

                              OFFICER'S CERTIFICATE


     I, Cynthia Cassell, being the President and Chief Executive Officer of Hindsight Records, Inc., a California corporation (the "Company"), pursuant to
Section 2.3(b)(ii)(C) of that certain Convertible Debenture Purchase Agreement, dated as of December 30, 2004, by and between the Company LLC and Highgate House, LLC (the "Purchase Agreement"), do hereby certify on behalf of the Company as follows:

     1. The representations and warranties of the Company contained in Article III of the Purchase Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct in all material respects and complete as at the date hereof.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of December, 2004. This Officer's Certificate was executed immediately prior to the filing of the Certificate of Merger filed with the Secretary of State of the State of California pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 30, 2004, by and among Michelex Corporation, Stradeveri, Inc. and the Company.


                       Hindsight Records, Inc.


                       By:/S/ Cynthia Cassell
                          ---------------------------------
                          Cynthia Cassell, President and Chief Executive Officer





                                       J-1